Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Post-Effective Amendment No. 2 to Registration Statement on Form S-1 (No. 333-185376) of Dynegy Inc. of our report dated May 6, 2013 relating to the financial statements of Ameren Energy Resources Company, LLC, which appears in Annex A in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
St. Louis, Missouri
May 28, 2013